Exhibit 99.1

Cognition Therapeutics Reports Financial Results for the Third Quarter 2025
and Highlights Progress Across Clinical Programs

- $30 Million Registered Direct Offering Support Next Stage of Development for Zervimesine (CT1812) -

- Aligned with U.S. FDA on Registrational Path for Zervimesine -

- Expanded Access Program for Dementia with Lewy Bodies Ongoing -

Purchase, NY – November 6, 2025 – Cognition Therapeutics, Inc. (the “Company” or “Cognition”) (NASDAQ: CGTX), a clinical-stage company developing drugs that treat neurodegenerative disorders, today reported financial results for the third quarter ended September 30, 2025, and provided a business update.

“The $30 million registered direct offering enables us to begin preparations for the next stage of development for zervimesine (CT1812),” stated Lisa Ricciardi, Cognition’s president and CEO. “The alignment we achieved with the FDA on a registrational path in Alzheimer’s disease was an important accomplishment. We were encouraged by the agency’s receptivity to study designs and recruitment strategies that support faster, more cost-effective studies. Looking ahead, we believe the clinical pharmacology and bioavailability studies we are conducting will support all planned registrational programs for zervimesine.”

Business and Corporate Highlights

•	Achieved alignment with the FDA on a registration path for zervimesine in Alzheimer’s disease following a productive end-of-Phase 2 meeting;
•	Completed a $30 million registered direct offering of 14,700,000 shares of common stock to institutional investors;
•	Expanded access program of zervimesine in DLB is ongoing;
•	Surpassed 75% enrollment in the Phase 2 ‘START’ study of zervimesine in early Alzheimer’s disease being conducted in collaboration with the Alzheimer’s Clinical Trials Consortium (ACTC);
•	Executing required clinical pharmacology and bioavailability studies to prepare zervimesine for the next stage of development across indications; and
•	Proposed registrational Alzheimer’s disease study design accepted for presentation at Clinical Trials in Alzheimer’s Disease (CTAD) Conference, being held December 1-4, 2025.

Third Quarter 2025 Financial Results

Cash, cash equivalents, and restricted cash equivalents as of September 30, 2025 were approximately $39.8 million and total obligated grant funds remaining from the National Institute of Aging, a division of the National Institute of Health were $36.3 million. The Company estimates that it has sufficient cash to fund operations and capital expenditures into the second quarter of 2027.

Research and development expenses were $3.8 million for the quarter ended September 30, 2025, compared to $11.4 million for the comparable period in 2024. The change in research and development expenses was driven by the completion of SHINE and SHIMMER clinical trials and associated professional fees.

Cognition Therapeutics, Inc.

www.cogrx.com

General and administrative expenses were $2.6 million for the quarter ended September 30, 2025, compared to $3.1 million for the comparable period in 2024. The change in general and administrative expenses was driven primarily by reduced stock-based compensation expenses.

The Company reported a net loss of $4.9 million, or $(0.06) per basic and diluted share for the quarter ended September 30, 2025, compared to a net loss of $9.9 million, or $(0.25) per basic and diluted share for the same period in 2024.

About Cognition Therapeutics, Inc.

Cognition Therapeutics, Inc., is a clinical-stage biopharmaceutical company discovering and developing innovative, small molecule therapeutics targeting age-related degenerative disorders of the central nervous system. We completed Phase 2 studies of our lead candidate, zervimesine (CT1812) in dementia with Lewy bodies (DLB), mild-to-moderate Alzheimer’s disease and geographic atrophy secondary to dry AMD. The Phase 2 START study (NCT05531656) in early Alzheimer’s disease is ongoing with $81 million in grant support from the National Institute of Aging (NIA) at the National Institutes of Health. We believe zervimesine can regulate pathways that are impaired in these diseases though its interaction with the sigma-2 receptor, a mechanism that is functionally distinct from other approaches for the treatment of degenerative diseases. More about Cognition Therapeutics and our pipeline can be found at https://cogrx.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. All statements contained in this press release or made during the conference call, other than statements of historical facts or statements that relate to present facts or current conditions, including but not limited to, statements related to our cash runway, our clinical studies of zervimesine (CT1812), and any analysis of the results therefrom; any expected or implied benefits or results of zervimesine, including that initial clinical results observed with respect to zervimesine will be replicated in later trials and our clinical development plans, and our plans for regulatory approval, including our Phase 3 programs for zervimesine and registrational path for zervimesine in Alzheimer’s disease and across indications, are forward-looking statements. These statements, including statements relating to the timing and expected results of our clinical trials involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “might,” “will,” “should,” “expect,” “plan,” “aim,” “seek,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “forecast,” “potential” or “continue” or the negative of these terms or other similar expressions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition, and results of operations. These forward-looking statements speak only as of the date of this press release and are subject to a number of risks, uncertainties and assumptions, some of which cannot be predicted or quantified and some of which are beyond our control. Factors that may cause actual results to differ materially from current expectations include, but are not limited to: competition; our ability to secure new (and retain existing) grant funding; our ability to grow and manage growth, maintain relationships with suppliers and retain our management and key employees; our ability to successfully advance our current and future product candidates through development activities, preclinical studies and clinical trials and costs related thereto; uncertainties inherent in the results of preliminary data, pre-clinical studies and earlier-stage clinical trials being predictive of the results of early or later-stage clinical trials; the timing, scope and likelihood of regulatory filings and approvals, including regulatory approval of our product candidates; changes in applicable laws or regulations; the possibility that we may be adversely affected by other economic, business or competitive factors, including ongoing economic uncertainty; our estimates of expenses and profitability; the evolution of the markets in which we compete; our ability to implement our strategic initiatives and continue to innovate our existing products; our ability to defend our intellectual property; the impacts of global political changes and global economic conditions, supply chain and labor force; our ability to maintain the listing of our common stock on the Nasdaq Capital Market; and the risks and uncertainties described more fully in the “Risk Factors” section of our annual and quarterly reports filed with the Securities & Exchange Commission and are available at www.sec.gov. These risks are not exhaustive and we face both known and unknown risks. You should not rely on these forward-looking statements as predictions of future events. The events and circumstances reflected in our forward-looking statements may not be achieved or occur, and actual results could differ materially from those projected in the forward-looking statements. Moreover, we operate in a dynamic industry and economy. New risk factors and uncertainties may emerge from time to time, and it is not possible for management to predict all risk factors and uncertainties that we may face. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

Cognition Therapeutics, Inc.

www.cogrx.com

(in thousands, except share and per share data amounts)	Three Months Ended September 30,		Nine Months Ended September 30,
Consolidated Statements of Operations Data:	2025	2024	2025	2024
Operating Expenses:
Research and development	$3,773	$11,392	$26,040	$33,522
General and administrative	2,602	3,071	8,088	9,721
Total operating expenses	6,375	14,463	34,128	43,243
Loss from operations	(6,375)	(14,463)	(34,128)	(43,243)
Other income (expense):
Grant income	1,215	4,293	13,407	16,516
Other income, net	230	236	585	813
Interest expense	—	(3)	(8)	(20)
Loss on currency translation from liquidation of subsidiary	—	—	—	(195)
Total other income, net	1,445	4,526	13,984	17,114
Net loss	$(4,930)	$(9,937)	$(20,144)	$(26,129)
Foreign currency translation adjustment, including reclassifications	—	—	—	195
Total comprehensive loss	$(4,930)	$(9,937)	$(20,144)	$(25,934)
Net loss per share:
Basic	$(0.06)	$(0.25)	$(0.30)	$(0.69)
Diluted	$(0.06)	$(0.25)	$(0.30)	$(0.69)
Weighted-average common shares outstanding:
Basic	77,951,513	40,418,065	67,488,145	38,080,658
Diluted	77,951,513	40,418,065	67,488,145	38,080,658

	As of
(in thousands)	September 30, 2025	December 31, 2024
Consolidated Balance Sheet Data:
Cash, cash equivalents, and restricted cash equivalents	$39,823	$25,009
Total assets	43,395	30,234
Total liabilities	6,866	11,484
Accumulated deficit	(195,304)	(175,160)
Total stockholders’ equity	36,529	18,750

Contact Information: Cognition Therapeutics, Inc. info@cogrx.com	Mike Moyer (investors) LifeSci Advisors mmoyer@lifesciadvisors.com

Cognition Therapeutics, Inc.

www.cogrx.com